UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2016

 EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)
(614) 474-4001
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2016, in connection with the annual review of the executive compensation arrangements of Express, Inc. (the "Company"), the Compensation and Governance Committee (the "Committee") of the Company's Board of Directors approved changes to the compensation arrangements of the Company's named executive officers. The changes are described below.

Annual Base Salary Changes

Named Executive Officer	Current Annual Base Salary	New Annual Base Salary
David Kornberg - President & CEO	$900,000	$1,000,000
Matthew Moellering - Executive Vice President & Chief Operating Officer	$769,000	$793,000
John J. ("Jack") Rafferty - Executive Vice President—Planning & Allocation	$569,000	$582,000
Jeanne St. Pierre - Executive Vice President—Stores	$579,000	$595,000
Periclis ("Perry") Pericleous - Senior Vice President, Chief Financial Officer & Treasurer	$420,000	$445,000

Seasonal Performance-Based Cash Incentive Target Percentage Increases

Named Executive Officer	Current Incentive Compensation Target as a Percentage of Base Salary	New Incentive Compensation Target as a Percentage of Base Salary
David Kornberg	120%	130%
Periclis ("Perry") Pericleous	50%	60%

The seasonal performance-based cash incentive compensation targets as a percentage of annual base salary for Mr. Moellering, Mr. Rafferty, and Ms. St. Pierre, remain at 85%, 65%, and 65%, respectively.

For a description of the Company's seasonal performance-based cash incentive program, refer to the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission ("SEC") on May 7, 2015.

2016 Equity Compensation Awards

On March 30, 2016, the Company’s named executive officers were granted the following equity awards:

Named Executive Officer	Non-Qualified Stock Options	Time-Based Restricted Stock Units	Performance-Based Restricted Stock Units
			Threshold	Target	Maximum
David Kornberg	78,947	82,781	59,130	118,259	236,518
Matthew Moellering	20,526	21,523	15,374	30,747	61,494
John J. ("Jack") Rafferty	11,053	11,589	8,278	16,556	33,112
Jeanne St. Pierre	11,053	11,589	8,278	16,556	33,112
Periclis ("Perry") Pericleous	8,684	9,106	6,505	13,009	26,018

One-fourth of the stock options and one-fourth of the time-based restricted stock units are scheduled to vest on April 15, 2017, 2018, 2019, and 2020, subject to continued employment with the Company. The number of performance-based restricted stock units that vest will be determined based on the Company’s adjusted earnings per diluted share for the three-year period commencing on the first day of the Company’s 2016 fiscal year and ending on the last day of the Company’s 2018 fiscal year, compared to the performance goals established by the Committee. The performance-based restricted stock units that are earned based on achievement of the performance goals are scheduled to vest on April 15, 2019, subject to continued employment with the Company. The range of possible payouts for the performance-based restricted stock units are set forth in the table above. The number of performance-based restricted stock units that vest will be determined using straight line interpolation if adjusted earnings per diluted share over the performance period is an amount between performance goals.

The stock options and time-based restricted stock units were granted pursuant to the form of Non-Qualified Stock Option Agreement and form of Restricted Stock Unit Agreement, respectively. Copies of the form of Non-Qualified Stock Option Agreement and form of Restricted Stock Unit Agreement were filed as Exhibits 10.1 and 10.2, respectively, to the Company’s current report on Form 8-K on April 4, 2014 and are incorporated herein by reference. The performance-based restricted stock units were granted pursuant to a form of Performance Stock Unit Award Agreement, a copy of which is attached to this current report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference. The foregoing equity compensation awards were made pursuant to the Company’s 2010 Incentive Compensation Plan, as amended, filed with the SEC on April 30, 2012 as Appendix B to the Company's definitive proxy statement on Schedule 14A, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of Restricted Stock Unit Agreement for Performance Stock Units.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS, INC.
Date: April 1, 2016	By	/s/ Lacey J. Bundy
Lacey J. Bundy
Senior Vice President, General Counsel & Secretary